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                                                                     EXHIBIT 1.1

                      BANKAMERICA MORTGAGE SECURITIES, INC.

               Mortgage Pass-Through Certificates, Series 19__-___

[classes, principal balances and pass-through rates of certificates to be listed]

                             UNDERWRITING AGREEMENT

                                                          ___________, 19__

[name and address of Underwriter]


Ladies and Gentlemen:

         BankAmerica Mortgage Securities, Inc., a Delaware corporation (the "Depositor"), proposes to sell to you (also referred to herein as the "Underwriter") Mortgage Pass-Through Certificates, Series 19__-___, [list classes] [other than a de minimis portion of the Class R Certificates] (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates[, together with the Class M Certificates and Class B Certificates of the same series] [and the rights to the Retained Yield], will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling Agreement referred to below), consisting primarily of a pool (the "Pool") of conventional, [fixed-] [adjustable-] rate, one- to four-family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Depositor. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by Bank of America [National Trust and Savings Association] [Federal Savings Bank] (the "Master Servicer").

         The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling Agreement") to be dated as of ____________________, 19__ (the "Cut-off Date") among the Depositor, the Master Servicer and
____________________, as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Depositor has furnished to you.
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         1.       Representations, Warranties and Covenants.

                  1.1 The Depositor represents and warrants to, and agrees with you that:

                           (a) The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-__________) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated ____________, 19___ (the "Prospectus Supplement"), to the prospectus dated ____________, 19___ (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 33-__________) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Depositor on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement."

                           (b) The Registration Statement has become effective, and the Registration Statement as of the effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit D (the "Excluded Information"); and provided, further, that the Depositor makes no representations or warranties as to either (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Depositor pursuant to Section 4.2, except to the extent of any



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         information set forth therein that constitutes Pool Information (as defined below), or (ii) any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit E (the "Underwriter Information"). As used herein, "Pool Information" means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter in final form and set forth in the Prospectus Supplement. The Depositor acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct.

                  (c) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

                  (d) This Agreement has been duly authorized, executed and delivered by the Depositor.

                  (e) As of the Closing Date (as defined herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Depositor in the Pooling Agreement will be true and correct in all material respects.

                  1.2 The Underwriter represents and warrants to and agrees with the Depositor that:

                  (a) No purpose of the Underwriter relating to the purchase of any of the Class R Certificates by the Underwriter is or will be to enable the Depositor to impede the assessment or collection of any tax.

                  (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

                  (d) No purpose of the Underwriter relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the


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         Depositor that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  (e) The Underwriter will, in connection with any transfer it makes of any of the Class R Certificates, obtain from its transferee the affidavit required by Section 5.02(f)(i)(B)(I) of the Pooling Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section 5.02(f)(i)(B)(II) of the Pooling Agreement.

                  (f) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates. Prior to the delivery of the Prospectus, no written material of any kind relating to the Certificates will be delivered to potential investors other than Computational Materials and ABS Term Sheets and the Underwriter has not directed or caused any third party to generate or distribute Computational Materials of ABS Term Sheets to prospective investors.

                  (g) As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Depositor pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriter to the Depositor constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission.

                  1.3 The Underwriter covenants and agrees to pay directly, or reimburse the Depositor upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Depositor as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any

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proceeding that the transfer of the Class R Certificates from the Depositor to the Underwriter should be disregarded for any purpose.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the Certificates (other than a de minimis portion of the Class R Certificates, which shall be transferred by the Depositor to the [Master Servicer] [Trustee]) at a price equal to _________% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon at the rate of ______% per annum from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Depositor in reliance upon the transfer from the Depositor to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

         3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Orrick, Herrington & Sutcliffe at ______ a.m., San Francisco time, on ____________, 19___ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Depositor (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (except for the Class R Certificates) shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates"), and delivery of the Class R Certificates (the "Definitive Certificates") shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Depositor by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Depositor agrees to have the Definitive Certificates available for inspection, checking and packaging by you in San Francisco, California not later than 1:00 p.m. on the business day prior to the Closing Date.

         4.       Offering by Underwriter.

                  4.1 It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.

                  4.2 It is understood that you may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with your offering of the Certificates, subject to the following conditions:

                           (a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No- Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured

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         Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                           (b)      For purposes hereof, "Computational
         Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

                           (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed with the Commission pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                  "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [name of Underwriter]. NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

                                    (ii) In the case of Collateral Term Sheets,
         such legend shall also include the following statement:

                  "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITER] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM

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
                  SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [name of Underwriter]."

         The Depositor shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Depositor.

                           (d) The Underwriter shall provide the Depositor with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Depositor for use by the Underwriter. The Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Depositor not later than 10:00 a.m. San Francisco time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Depositor pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this Section 4.2(d) for filing pursuant to Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                           (e)      All information included in the
         Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated or subsequently indicate orally to the Underwriter they


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         will purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Depositor pursuant to subsection (d) above.

                           (f) The Depositor shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission; provided, however, that, at the request of the Underwriter, the Depositor will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously dated _________, as corrected." In the event that, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of the Underwriter).

                           (g) If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Depositor pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Depositor with a certification to that effect on the Closing Date.

                           (h) In the event of any delay in the delivery by the Underwriter to the Depositor of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

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                           (i)      Notwithstanding any other provision herein,
         the Underwriter agrees to pay all costs and expenses of the Depositor incurred in connection with (i) the filing by the Depositor of any Computational Materials and ABS Term Sheets with the Commission and
         (ii) any action by the Depositor against the Underwriter to enforce any of its rights set forth in this Section 4.2, including, without limitation, legal fees and expenses.

                  4.3 You further agree that on or prior to the [sixth] day after the Closing Date, you shall provide the Depositor with a certificate, substantially in the form of Exhibit F attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit F hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Depositor may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

         5.       Agreements.  The Depositor agrees with you that:

                  5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Depositor will furnish you with a copy of each such proposed amendment or supplement.

                  5.2 The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

                  5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Depositor promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

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                  5.4      The Depositor will furnish to you, without charge, a
copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

                  5.5 The Depositor agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to
Section 3.18 of the Pooling Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling Agreement, as soon as such statements are furnished to the Depositor.

                  5.6 The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  5.7 If the transactions contemplated by this Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

                  5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will advise you of the issuance of such stop order.

                  5.9 The Depositor shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed prior to such

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date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Depositor must receive a letter from Ernst & Young, certified public accountants, satisfactory in form and substance to the Depositor and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriter to the Depositor for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Depositor to be material. The foregoing letter shall be at the expense of the Underwriter. The Depositor shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Depositor also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling Agreement).

         6. Conditions to the Obligations of the Underwriter. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

                  6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Depositor, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

                  6.2 Since ____________, 19___ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Depositor.

                  6.3 The Depositor shall have delivered to you a certificate, dated the Closing Date, of the President, a [Senior Vice President] or a [Vice President] of the Depositor to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                           (a) the representations and warranties of the Depositor in this Agreement and in the Pooling Agreement are true and correct in all material respects; and

                           (b) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  6.4 You shall have received the opinion of Orrick, Herrington & Sutcliffe, special counsel for the Depositor and the Master Servicer, dated the Closing Date and substantially to the effect set forth in Exhibit A, and the opinion of ____________________, [senior] counsel for the Depositor and the Master Servicer, dated the Closing Date and substantially to the effect set forth in Exhibit B.

                  6.5 You shall have received from ____________________, counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

                  6.6 The Underwriter shall have received from Ernst & Young, certified public accountants, (a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions ["DESCRIPTION OF THE MORTGAGE POOL," "POOLING AGREEMENT," "DESCRIPTION OF THE CERTIFICATES" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" and in the Prospectus under the captions "MORTGAGE LOAN PROGRAM--Residential Mortgage Loan Servicing Activities" and "--Delinquency, Foreclosure and Loss Experience"] agrees with the records of the Depositor and the Master Servicer excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

                  6.7 The Certificates shall have been rated "____" by each of [Standard & Poor's Ratings Services] [Fitch Investors Service, L.P.] [Moody's Investors Service].

                  6.8      You shall have received the opinion of
____________________, counsel to the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit C.

The Depositor will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

         7.       Indemnification and Contribution.

                  7.1 The Depositor agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Depositor pursuant to Section 7.2; provided, however, that neither the Depositor nor you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information or any information included in Computational Materials or ABS Term Sheets that is incorrect solely because the Pool Information deviates in any material respect from the parameters set forth in the bid sheet attached hereto as Exhibit G provided that you have complied with your obligations to circulate and deliver to the Depositor revised Computational Materials and ABS Term Sheets in accordance with
Section 4.2(e) (the "Excluded Pool Information").

                  7.2 You agree to indemnify and hold harmless the Depositor, its directors or officers and any person controlling the Depositor to the same extent as the indemnity set forth in clause 7.1 above from the Depositor to you, but only with respect to (i) the Underwriter Information and
(ii) the Computational Materials and ABS Term Sheets, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information other than Excluded Pool Information. In addition, you agree to indemnify and hold harmless the Depositor, its directors or officers and any person controlling the Depositor against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by the Underwriter in the certificates described in Section 4.3 hereof.

                  7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7.1 and by the Depositor, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                  7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Certificates but also the relative fault of the Depositor on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Depositor on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  7.5 The Depositor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Depositor, its directors or officers or any person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

         8. Termination. This Agreement shall be subject to termination by notice given to the Depositor, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Depositor will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

         9. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor or the officers of either the Depositor or you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Depositor or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at _________________________________________, Attention: __________________ or if
sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at BankAmerica Mortgage Securities, Inc., ______________________, San Francisco, CA ______, Attention: __________________.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of ____________________.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and you.

                                   Very truly yours,

                                   BANKAMERICA MORTGAGE SECURITIES, INC.


                                   By:_________________________________________
                                        Name:
                                        Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


[name of underwriter]



By:_____________________________________
   Name:
   Title:

                                    EXHIBIT A

                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]




                                    __________, 19___


BankAmerica Mortgage Securities, Inc.          [name and address of Trustee]

- ---------------------------------
- ---------------------------------

[name and address of Master Servicer]          [name and address of Underwriter]





                  Re:      BankAmerica Mortgage Securities, Inc.
                           Mortgage Pass-Through Certificates, Series 19___-__

Ladies and Gentlemen:

         We have acted as special counsel to BankAmerica Mortgage Securities, Inc. (the "Depositor") and Bank of America [National Trust and Savings Association] [Federal Savings Bank] (the "Master Servicer") in connection with the issuance and sale by the Depositor of Mortgage Pass-Through Certificates, Series 19___-__ (the "Certificates") pursuant to a Pooling and Servicing Agreement, dated as of ____________, 19___ (the "Pooling Agreement"), among the Depositor, the Master Servicer and ______________________________, as trustee (the "Trustee"). [The Certificates consist of __________ classes designated as [classes to be listed] (collectively, the "Senior Certificates"); ____ classes designated as [classes to be listed] (collectively, the "Class M Certificates"); and _____ classes designated as [classes to be listed] (collectively, the "Class B Certificates"). Only the Senior Certificates and Class M Certificates (the "Offered Certificates") are offered pursuant to the Prospectus.]

         The Certificates[, together with the rights to the Retained Yield,] will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, [fixed-] [adjustable-] rate, one- to four-family first mortgage loans (the "Mortgage Loans") [held by ______________________________, as custodian (the "Custodian"), pursuant to a
Custodial Agreement, dated as of ___________, 19__, among the Depositor, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement")]. The [Offered] Certificates are included in a Registration Statement on Form S-3 (File No. 33-__________) filed by the Depositor with the Securities and Exchange Commission (the "Commission") on May __, 1996, and declared effective on __________, 1996 (as amended as of the date hereof, the "Registration Statement"), and are being offered pursuant to the prospectus dated ____________, 19___, as supplemented by the prospectus supplement dated ____________, 19___ (together, the "Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

         The Depositor purchased the Mortgage Loans, either directly or indirectly through its affiliates, from various sellers. Pursuant to the Pooling Agreement, the Depositor will assign the Mortgage Loans to the Trust Fund in exchange for the Certificates [and the ownership rights to the Retained Yield]. The Depositor will sell the [Certificates] [[list classes] (the "Underwritten Certificates") [other than a de minimis portion of the Class R Certificates]] to ____________________ (the "Underwriter") pursuant to an Underwriting Agreement, dated ____________ 19___, between the Depositor and the Underwriter (the "Underwriting Agreement"). The Pooling Agreement[, the Custodial Agreement] and the Underwriting Agreement are referred to herein collectively as the "Agreements". Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

         In arriving at the opinions expressed below, we have examined and relied on the following documents:

         (a)      executed copies of the Agreements;

         (b) the certificate of incorporation and bylaws of the Depositor and the articles of association and bylaws of the Master Servicer;

         (c) good standing certificates from the Secretary of State of the State of Delaware concerning the Depositor and from the [Office of Thrift Supervision] [Office of the Comptroller of the Currency] concerning the Master Servicer;

         (d) resolutions adopted by the Board of Directors of the Depositor [at a meeting held on] [as of] ____________, 19___, authorizing, among other things, the issuance of series of certificates registered under the Registration Statement;

         [(e) resolutions adopted by the Board of Directors of the Master Servicer [at a meeting held on] [as of] ____________, 19___, authorizing, among other things, the sale of the Mortgage Loans;]

         (f) a Certificate of Secretary executed by the Secretary of the Depositor, authorizing, among other things, the issuance of the Certificates;

         (g)      the Registration Statement;

         (h)      the Prospectus;

         (i)      the forms of the Certificates; and

         (j) the documents delivered by the Depositor and the Master Servicer on the Closing Date pursuant to the Underwriting Agreement and the Pooling Agreement.

         In addition, we have examined and relied, as to factual matters, on the representations of the Depositor and the Master Servicer in the Underwriting Agreement and the Pooling Agreement and on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and the Master Servicer and such other instruments and other certificates of public officials, officers and representatives of the Depositor, the Master Servicer and the Trustee, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinions:

         1. The Depositor is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and the Depositor has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements and the Certificates.

         2. The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

         3. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials or ABS Term Sheets contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

         4. The Offered Certificates, when duly and validly executed and authenticated in accordance with the Pooling Agreement and paid for and delivered in accordance with the Underwriting Agreement, will be entitled to the benefits of the Pooling Agreement.

         5. The statements set forth in the Prospectus under the heading "DESCRIPTION OF THE CERTIFICATES," insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling Agreement, are correct in all material respects. The statements set forth in the Basic Prospectus and in the Prospectus Supplement under the headings "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

         6. [Each Class of Senior Certificates and the Class M] [The] Certificates will be "mortgage related securities," as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

         7. The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

         [8. No consent, approval, authorization or order of any State of [__________] court or governmental agency or body is required for the consummation by the Depositor and the Master Servicer of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

         9. Neither the sale of the [Underwritten] Certificates to the Underwriter by the Depositor pursuant to the Underwriting Agreement nor the consummation by the Depositor and the Master Servicer of any other of the transactions contemplated by, or the fulfillment by the Depositor and the Master Servicer of the terms of, the Agreements will result in a breach of any term or provision of any federal or State of [__________] statute or regulation or, to our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of [__________] court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor and the Master Servicer.

         [10. Each of the Pooling Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Depositor and the Master Servicer and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Depositor and, where applicable, the Master Servicer, enforceable against the Depositor and, where applicable, the Master Servicer in accordance with its terms, except as enforceability may be limited by

                  (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification from securities law violations.].

         [11. Assuming compliance with all provisions of the Pooling Agreement, under existing law, (a) the Trust Fund will be treated as a "real estate mortgage investment conduit" (a "REMIC") as defined by Section 860D of the Internal Revenue Code of 1986 (the "Code"), (b) each Class of Senior Certificates, Class M Certificates and Class B Certificates [and the Retained Yield] will be treated as (or will be comprised of) "regular interests" in the REMIC as the term "regular interest" is defined in the Code, and (c) the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC, as the term "residual interest" is defined in the Code. However, continuation of the status of the Trust Fund as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.]

         In addition, we have participated in conferences with your representatives and with representatives of the Depositor and the Master Servicer concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 5 above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement (excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus or any Computational Materials or ABS Term Sheets).

         With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) except as specifically covered in the opinions set forth above, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties.

         Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of the Depositor and the Master Servicer, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Depositor and the Master Servicer.

         Our opinion that any document is valid, legal and binding or enforceable in accordance with its terms is subject to: (1) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; (2) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (3) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

         With respect to our opinion set forth in paragraph 2, in passing on the form of Registration Statement and the Prospectus, we have necessarily assumed the correctness and completeness of the statements made therein.

         We express no opinion as to matters of law other than the law of the State of [__________], the federal law of the United States of America and, to the extent necessary to render the opinions in Paragraph 1 above, the business corporation act of the State of Delaware. As you know, we are not licensed to practice law in the State of Delaware, and our opinions in Paragraph 1 as to Delaware law are based solely on review of the statutes of Delaware as found in a standard compilation of the official statutes of that jurisdiction.

         This opinion letter is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                                Very truly yours,



                                                ORRICK, HERRINGTON & SUTCLIFFE

                                    EXHIBIT B

                    [LETTERHEAD OF DEPOSITOR/MASTER SERVICER]




                                __________, 19___

[name and address of Underwriter]



[name and address of Trustee]



         Re:      BankAmerica Mortgage Securities, Inc.
                  Mortgage Pass-Through Certificates, Series 19___-__

Ladies and Gentlemen:

         I am [Senior] Counsel to BankAmerica Mortgage Securities, Inc. (the "Depositor") and Bank of America [National Trust and Savings Association] [Federal Savings Bank] (the "Master Servicer"). In that capacity, I am familiar with the issuance and sale by the Depositor of Mortgage Pass-Through Certificates, Series 19___-__ (the "Certificates") pursuant to a Pooling and Servicing Agreement, dated as of ____________, 19__ (the "Pooling Agreement"), among the Depositor, the Master Servicer and ____________________, as trustee (the "Trustee"). [The Certificates consist of __________ classes designated as [classes to be listed] (collectively, the "Senior Certificates"); __________ classes designated as [classes to be listed] (collectively, the "Class M Certificates"); and ____ classes designated as [classes to be listed] (collectively, the "Class B Certificates").

         The Certificates in the aggregate[, together with the rights to the Retained Yield,] will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, [fixed-] [adjustable-] rate, one- to four-family first mortgage loans (the "Mortgage Loans") [held by ____________________, as custodian (the "Custodian"), pursuant to a Custodial Agreement, dated as of ____________, 19___, among the Depositor, the Master

[name of Underwriter]
[name of Trustee]
_____________, 19___
Page 2



Servicer, the Custodian and the Trustee (the "Custodial Agreement")]. The Depositor purchased the Mortgage Loans, either directly or indirectly through its affiliates, from various sellers. Pursuant to the Pooling Agreement, the Depositor will assign the Mortgage Loans to the Trust Fund in exchange for the Certificates [and the ownership rights to the Retained Yield]. The Depositor will sell the [Certificates] [[list classes] (the "Underwritten Certificates") [other than a de minimis portion of the Class R Certificates]] to ____________________ (the "Underwriter") pursuant to an Underwriting Agreement, dated ____________, 199__ between the Depositor and the Underwriter (the "Underwriting Agreement"). The Pooling Agreement[, the Custodial Agreement] and the Underwriting Agreement are referred to herein collectively as the "Agreements". Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

         In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary and relevant. As to matters of fact, I have examined and relied upon representations of the parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Depositor, the Master Servicer, the Trustee or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the original of all documents submitted to me as copies. I have assumed that all parties, except for the Depositor and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents. I have not examined the Mortgage Notes, the Mortgages or other documents in the Mortgage Files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

         In rendering this opinion letter, I do not express any opinion concerning law other than the law of the State of California and the federal law of the United States. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

[name of Underwriter]
[name of Trustee]
_____________, 19___
Page 3

         Based upon the foregoing, I am of the opinion that:

         1. The Master Servicer is duly incorporated and validly existing as a [national banking association] [federal savings bank] in good standing under the federal laws of the United States and the Master Servicer has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Agreements and the Certificates.

         2. Each of the Pooling Agreement and the Custodial Agreement has been duly and validly authorized, executed and delivered by the Depositor and the Master Servicer and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, upon due authorization, execution and delivery by other parties thereto, each will constitute the valid, legal and binding agreements of the Depositor and, where applicable, the Master Servicer, enforceable against the Depositor and, where applicable, the Master Servicer in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification from securities law violations.

         3. No consent, approval, authorization or order of the State of California or federal court or governmental agency or body is required for the consummation by the Depositor and the Master Servicer of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

         4. Neither the sale, issuance and delivery of the Underwritten Certificates by the Depositor as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Depositor and the Master Servicer of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Depositor or the

[name of Underwriter]
[name of Trustee]
_____________, 19___
Page 4

                  Master Servicer or any State of California or federal statute or regulation or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other material agreement or instrument to which the Depositor or the Master Servicer is a party or by which they are bound or any order or regulation of the State of California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor or the Master Servicer.

         This opinion letter is rendered for the sole benefit of the persons or entities to which it is addressed, and no other person or entity is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.


                                  Very truly yours,



                                  _______________________
                                  [Senior] Counsel

                                    EXHIBIT C

                     [LETTERHEAD OF COUNSEL TO THE TRUSTEE]


                                __________, 19__

[name and address of Underwriter]          [name and address of Master Servicer]

BankAmerica Mortgage Securities, Inc.      [name and address of Trustee]

- ---------------------------------
- ---------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to ______________________________ (the "Bank") in its capacity as trustee (the "Trustee") in connection with the issuance of Mortgage Pass- Through Certificates, Series 19___-__, consisting of [list classes] (collectively, the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of ____________, 19__, among BankAmerica Mortgage Securities, Inc. (the "Depositor"), ____________________ (the "Master Servicer") and the Trustee (the "Pooling Agreement").

         In connection therewith, we have reviewed an execution copy of the Pooling Agreement [and the related Custodial Agreement, dated as of __________, 19___, by and among the Trustee, the Depositor, the Master Servicer and ____________________, as Custodian (the "Custodial Agreement")], photostatic copies of the Certificates executed by the Trustee, the Articles of Association and By-laws of the Trustee and such other documents as we have deemed necessary to render the opinion set forth herein. In rendering this opinion, we have assumed [(i) that ____________________ qualifies to serve as Custodian under
Section 8.11 of the Pooling Agreement and (ii)] the authenticity and conformity to executed original documents of all documents submitted to us as certified, photostatic or execution copies.

         Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:

         1. The Trustee is duly incorporated, validly existing and in good standing as a national banking association under the laws of the United States of America, with full corporate and trust power and authority to conduct its business and affairs as a Trustee.

[name of Underwriter]
[name of Master Servicer]
BankAmerica Mortgage Securities, Inc.
[name of Trustee]
__________, 19___
Page 2

         2. The Trustee has full corporate power and authority to execute and deliver the Pooling Agreement[, the Custodial Agreement] and the Certificates and to perform its obligations thereunder.

         3. The Trustee has duly accepted the office of trustee under the Pooling Agreement.

         4. The Trustee has duly authorized, executed, issued and delivered the Pooling Agreement [and the Custodial Agreement] and has duly and validly authorized, executed, issued and delivered the Certificates as the Trustee.

         5. The Pooling Agreement constitutes the legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

         In rendering the foregoing opinion, we have assumed that the Pooling Agreement [and the Custodial Agreement] have been duly authorized, executed and delivered by the other parties thereto and are valid, legal, binding and enforceable obligations of such parties.

         We express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, we specifically express no opinion as to the status of the Certificates or the Trust Fund under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

         This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

[name of Underwriter]
[name of Master Servicer]
BankAmerica Mortgage Securities, Inc.
[name of Trustee]
__________, 19___
Page 3

         We are admitted to practice law under the laws of the State of [__________] and the opinion set forth above is limited to the laws of the State of [__________] and the laws of the United States of America.

                                         Very truly yours,



                                         [name of Trustee's special counsel]

                                    EXHIBIT D

                              EXCLUDED INFORMATION

                                    EXHIBIT E

                             UNDERWRITER INFORMATION

                                    EXHIBIT F







                                __________, 19__



BankAmerica Mortgage Securities, Inc.
- --------------------
- --------------------
- --------------------

                  Re: BankAmerica Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 19___-__, [list classes]

         Pursuant to Section 4 of the Underwriting Agreement, dated __________, 19___, among BankAmerica Mortgage Securities, Inc., Bank of America [National Trust and Savings Association] [Federal Savings Bank] and ____________________ (the "Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

         (a) The prepayment assumption used in pricing the Certificates was ____% SPA.

         (b) Set forth below is (i), the first price, as a percentage of the principal balance of the Certificates, at which 10% of the aggregate principal balance of the Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of the Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of the Certificates, then the weighted average price at which the Certificates were sold expressed as a percentage of the principal balance of the Certificates, or (iii) if less than 10% of the aggregate principal balance of the Certificates has been sold to the public, the purchase price for the Certificates paid by the Underwriter expressed as a percentage of the principal balance of the Certificates calculated by: (1) estimating the fair market value of the Certificates as of __________, 19___; (2) adding such estimated fair market value to the aggregate purchase price of the Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient

BankAmerica Mortgage Securities, Inc.
____________, 19___
Page 2

obtained for the Certificates in clause (3) by the purchase price paid by the Underwriter for the Certificates; and (5) for the Certificates, dividing the product obtained from the Certificates in clause (4) by the original principal balance of the Certificates:

       [list classes and prices thereof based on percentage of par value]

         [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.

                                    [name of Underwriter]



                                    By:________________________________________
                                       Name:
                                       Title:

                                    EXHIBIT G

                                    BID SHEET







                                       G-1